Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125997) of Sutron Corporation of our report dated March 29, 2012, relating to our audit of the consolidated financial statements, which appear in the Annual Report, which is incorporated in the Annual Report on Form 10-K of Sutron Corporation for the year ended December 31, 2012.

/s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 29, 2013